EXHIBIT 99.1

    EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA is presented here because Sierra Pacific Resources (the “Company”) considers it a supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

w	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

w	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

w	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debts;

w
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

w	Other companies in this industry may calculate EBITDA differently than we do, which will limit its usefulness as a comparative measure.

Because of these limitations, the Company's management relies primarily on our GAAP results as a measure of the Company's performance and uses EBITDA on a supplemental basis.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
Sierra Pacific Resources

EBITDA
	Three Months ended March 31,		Year ended December 31,			LTM March 31,
	2007	2006	2006	2005	2004	2007
Net Income Applicable to Common Stock	$15,607	$1,242	$277,451	$82,237	$28,571	$291,816

Interest Charges	69,669	72,599	311,088	284,927	307,546	308,158
Income taxes	10,628	1,281	145,605	43,118	18,050	154,952
Depreciation and Amortization	56,233	57,461	228,875	214,662	205,922	227,647

EBITDA	$152,137	$132,583	$963,019	$624,944	$560,089	$982,573

EBITDA/Interest Expense			3.10x	2.19x	1.82x	3.19x
Debt/EBITDA			4.16x	6.20x	7.30x	4.23x

Sierra Pacific Resources

Net interest expense	$69,669	$72,599	$311,088	$284,927	$307,546	$308,158

Long-Term Debt	$4,147,322	$4,001,542	$4,001,542	$3,817,122	$4,081,281	$4,147,322
Current maturities of long term debt	8,625	8,348	8,348	58,909	8,491	8,625
Total Debt	$4,155,947	$4,009,890	$4,009,890	$3,876,031	$4,089,772	$4,155,947

Nevada Power Company

EBITDA
	Three Months ended March 31,		Year ended December 31,			LTM March 31,
	2007	2006	2006	2005	2004	2007
Net Income (Loss)	$4,582	$(3,296)	$224,540	$132,734	$104,312	$232,418

Interest Charges	43,992	41,194	176,612	134,657	137,388	179,410
Income taxes	2,366	(1,686)	117,510	63,995	56,572	121,562
Depreciation and Amortization	35,761	34,237	141,585	124,098	118,841	143,109

EBITDA	$86,701	$70,449	$660,247	$455,484	$417,113	$676,499

EBITDA/Interest Expense			3.74x	3.38x	3.04x	3.77x
Debt/EBITDA			3.61x	4.88x	5.47x	3.71x

Nevada Power Company

Net interest expense	$43,992	$41,194	$176,612	$134,657	$137,388	$179,410

Long-Term Debt	$2,501,650	$2,380,139	$2,380,139	$2,214,063	$2,275,690	$2,501,650
Current maturities of long term debt	6,225	5,948	5,948	6,509	6,091	6,225
Total Debt	$2,507,875	$2,386,087	$2,386,087	$2,220,572	$2,281,781	$2,507,875

Sierra Pacific Power Company

EBITDA
	Three Months ended March 31,		Year ended December 31,			LTM March 31,
	2007	2006	2006	2005	2004	2007
Net Income	$21,968	$13,272	$57,709	$52,074	$18,577	$66,405

Interest Charges	14,783	18,156	71,506	69,067	62,831	68,133
Income Taxes	9,571	7,672	27,829	28,379	325	29,728
Depreciation and Amortization	20,472	23,224	87,279	90,569	86,806	84,527

EBITDA	$66,794	$62,324	$244,323	$240,089	$168,539	$248,793

EBITDA/Interest Expense			3.42x	3.48x	2.68x	3.65x
Debt/EBITDA			4.39x	4.14x	5.91x	4.41x

Sierra Pacific Power Company

Net interest expense	$14,783	$18,156	$71,506	$69,067	$62,831	$68,133

Long-Term Debt	$1,095,180	$1,070,858	$1,070,858	$941,804	994,309	$1,095,180
Current maturities of long term debt plus short-term borrowings	2,400	2,400	2,400	52,400	2,400	2,400
Total Debt	$1,097,580	$1,073,258	$1,073,258	$994,204	$996,709	$1,097,580